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                                                                     EXHIBIT 5.1

          {LETTERHEAD OF AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.}


Patrick S. Lancaster
Group Vice President, Chief Administrative Officer and Secretary
American Axle & Manufacturing Holdings, Inc.
1840 Holbrook Avenue
Detroit, MI 48212-3488

Mr. Lancaster:

I am General Counsel of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"). In that capacity I have acted as counsel for the Company in connection with the registration, pursuant to a registration statement on Form S-8 (the "Registration Statement") of 2,000,000 shares of the Company's, common stock, $.01 par value (the "Shares") for use in connection with the American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly-Rate Associates and the American Axle & Manufacturing, Inc. Salaried Savings Plan (the "Plans") respectively.

In furnishing this opinion, I have reviewed the Certificate of Incorporation and By-laws of the Company, the resolutions adopted by the Board of Directors of the Company, the Registration Statement and such other documents and records pertaining to the Company as I have deemed necessary or appropriate to provide a basis for the opinions set forth below. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and conformity to original documents of all documents submitted to me as a certified or conformed copy.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Shares covered by the Registration Statement have been duly and validly authorized and, when issued in accordance with the Plans will be validly issued, fully paid and nonassessable.

I hereby consent to the filing or incorporation by reference of this opinion as an exhibit to the Registration Statement and to all references to the undersigned in the Registration Statement and all amendments thereto. The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person or entity. It may not be quoted in whole or in part without my prior written consent.


                                Very truly yours,

                                /s/ Richard G. Raymond

                                 General Counsel